Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 17, 2011, relating to the financial statements and financial highlights which appear in the June 30, 2011 Annual Reports to Shareholders of Janus Conservative Allocation Fund, Janus Moderate Allocation Fund, Janus Growth Allocation Fund, Janus Real Return Allocation Fund, Janus Flexible Bond Fund, Janus Global Bond Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund, Janus Government Money Market Fund, Janus Money Market Fund, INTECH Risk-Managed International Fund, INTECH Risk-Managed Core Fund, INTECH Risk-Managed Growth Fund, INTECH Risk-Managed Value Fund, Perkins Large Cap Value Fund, Perkins Mid Cap Value Fund, Perkins Small Cap Value Fund, Perkins Value Plus Income Fund, and Dynamic Allocation Fund (formerly named Janus Modular Portfolio Construction Fund), (nineteen of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
October 27, 2011